SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D. C. 20549


                            FORM 8-K/A

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 30, 1998

                  Commission file number 1-10869


                         UNIQUE MOBILITY, INC
      (Exact name of Registrant as specified in its charter)




         Colorado                                 84-0579156
(State or other jurisdiction           (I.R.S. employer indentification
of incorporation or organization)      number)


 425 Corporate Circle, Golden, Colorado           80401
(Address of principal executive offices)        (Zip code)



                         (303) 278-2002
        Registrant's telephone number, including area code

Item 2.         Acquisition or Disposition of Assets

Unique Mobility, Inc. (the Registrant) hereby amends its current report on Form 8-K originally filed with the Securities and Exchange Commission (the Commission) on May 6, 1998, describing the acquisition by the Registrant of all of the issued and outstanding shares of common stock of Franklin Manufacturing Company (Franklin).

Item 7.         Financial Statements and Exhibits

The   following   financial   statements,   pro   forma   financial
information, and exhibits are filed as part of this report:


      (a)  Financial Statements of Businesses Acquired

           Financial Statements of  Franklin Manufacturing Company

              Independent Auditors Report
              Balance Sheets -  September  30, 1997 and 1996
              Statements   of   Operations   for  the  years  ended
              September 30, 1997, 1996 and 1995
              Statements of Stockholders' Equity for the years ended September 30, 1997, 1996 and 1995
              Statements   of  Cash  Flows  for  the  years   ended
              September 30, 1997, 1996 and 1995
              Notes to Financial Statements

      (b)   Pro Forma Financial Statements

              Unaudited  Pro  Forma  Consolidated  Balance  Sheet -
              December 31, 1997
              Unaudited   Pro  Forma   Consolidated   Statement  of
              Operations for the nine months ended December 31, 1997
              Unaudited   Pro  Forma   Consolidated   Statement  of
              Operations for the year ended March 31, 1997
              Notes to Unaudited Pro Forma  Consolidated  Financial
              Statements

      (c)   Exhibits

              23 Consent of KPMG Peat Marwick LLP

                              Independent Auditors' Report


The Board of Directors
Franklin Manufacturing Company
d/b/a Franklin Electronics Company:


We have audited the accompanying balance sheets of Franklin Manufacturing Company d/b/a Franklin Electronics Company as of September 30, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Manufacturing Company d/b/a Franklin Electronics Company as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 1997, in conformity with generally accepted accounting principles.


                                         /S/ KPMG Peat Marwick LLP



May 1, 1998
St. Louis, Missouri

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Balance Sheets
September 30, 1997 and 1996

                                                            1997           1996
Assets

  Current assets:
    Cash and cash equivalents ........................   $      100        2,517
    Trade accounts receivable, net of allowance
      for doubtful accounts of $5,000 at 1997 and 1996
      (note 10) ......................................    1,504,858      879,148
    Other receivable .................................         --        100,000
    Inventories ......................................    1,547,741    1,249,344
    Prepaid expenses and other current assets ........       41,610       66,501
    Deferred tax assets (note 7) .....................       58,042       54,932

  Total current assets ...............................    3,152,351    2,352,442

  Property and equipment, net (note 2) ...............      305,390      444,376
  Goodwill, net of accumulated amortization
    of $21,853 and $15,859 in 1997 and 1996,
    respectively .....................................       65,111       71,105
  Other assets, net ..................................       60,601       83,844

                                                         $3,583,453    2,951,767
  Liabilities and Stockholders' Equity
  Current liabilities:
    Checks outstanding, net of deposits ..............      407,035         --
    Accounts payable .................................    1,048,730      550,183
    Accrued expenses .................................      234,551      108,994
    Income taxes payable .............................       26,496       36,266
    Line of credit (note 3) ..........................      785,000      355,000
    Current installments of long-term debt (note 4) ..      262,359      299,740
    Current installments of capital lease obligations
       (note 5) ......................................       17,529       15,485

  Total current liabilities ..........................    2,781,700    1,365,668

  Deferred tax liability (note 7) ....................          615       33,172
  Long-term debt, less current installments (note 4) .      495,368    1,265,439
  Long-term capital lease obligations, less current
       installments (note 5) .........................       22,685       40,923

  Total noncurrent liabilities .......................      518,668    1,339,534

  Stockholders' equity:
    Common stock of $1 par value, 30,000
      shares authorized;
      5,600 issued shares in 1997 and 1996 ...........        5,600        5,600
    Retained earnings ................................      287,485      250,965
                                                            293,085      256,565
    Less treasury stock, at cost, 2,128 shares in
       1997 and 1996 .................................       10,000       10,000

  Total stockholder' equity ..........................      283,085      246,565

  Commitments and contingencies (note 9)
                                                         $3,583,453    2,951,767

See accompanying notes to financial statements.

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Statements of Operations
Years ended September 30, 1997, 1996, and 1995


                                                          1997          1996            1995

  Net sales (note 10) .............................  $ 10,458,447      6,663,893      4,764,200

  Cost of sales ...................................     8,582,201      5,596,919      4,001,301

  Gross profit ....................................     1,876,246      1,066,974        762,899

  Selling, general, and administrative expenses ...     1,615,130        918,149        682,504

  Operating income ................................       261,116        148,825         80,395

  Other income (expense):
    Interest expense ..............................      (162,705)      (186,581)      (192,810)
    Interest income ...............................           189            609          1,798
    Other, net ....................................       (30,164)          --           51,152

                                                         (192,680)      (185,972)      (139,860)

  Income (loss) before income tax expense (benefit)        68,436        (37,147)       (59,465)

  Income tax expense (benefit) ....................        31,916            591         (6,380)

  Net income (loss) ...............................   $    36,520        (37,738)       (53,085)


See accompanying notes to financial statements.

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Statements of Stockholders' Equity
Years ended September 30, 1997, 1996, and 1995


                                                                      Total
                                    Common    Retained   Treasury  stockholders'
                                    Stock     earnings    stock       equity

  Balance at September 30, 1994   $  5,600    341,788     (10,000)    337,388

  Net loss ....................       --      (53,085)       --       (53,085)

  Balance at September 30, 1995      5,600    288,703     (10,000)    284,303

  Net loss ....................       --      (37,738)       --       (37,738)

  Balance at September 30, 1996      5,600    250,965     (10,000)    246,565

  Net income ..................       --       36,520        --        36,520

  Balance at September 30, 1997   $  5,600    287,485     (10,000)    283,085


See accompanying notes to financial statements.

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Statements of Cash Flows
Years ended September 30, 1997, 1996, and 1995

                                                                      1997            1996          1995
Cash flows from operating activities:
    Net income (loss) ........................................   $    36,520        (37,738)       (53,085)
    Adjustments to reconcile net income
      (loss) to net cash
      provided by operating activities:
         Depreciation and amortization .......................       196,335        220,810        238,440
         Deferred income taxes ...............................       (35,667)       (40,152)       (15,975)
         Provision for bad debts .............................             -         (6,000)        (2,000)
         Loss on disposal of property and equipme ............        47,025                             -

       Changes in operating assets and liabilities:
         Trade accounts receivable ...........................      (625,710)       (72,878)       203,480
         Other receivable ....................................       100,000       (100,000)             -
         Inventories .........................................      (298,397)      (303,552)      (153,710)
         Prepaid expenses and other current assets ...........        24,891        (38,329)
                                                                                                   (12,444)
         Other assets ........................................        23,243         40,717         (6,034)
         Accounts payable ....................................       498,547        369,648         27,391
         Accrued expenses ....................................       125,557         41,020        (32,825)
         Income taxes payable ................................        (9,770)        28,535          8,053

  Net cash provided by operating activities ..................        82,574        102,081        201,291

  Cash flows from investing activities:
    Additions to property and equipment ......................      (111,088)       (16,994)       (84,332)
    Proceeds from sale of property and equipment .............        12,708                         -


  Net cash used in investing activities ......................       (98,380)       (16,994)       (84,332)

  Cash flows from financing activities
    Increase (decrease) in checks outstanding, net of deposits       407,035           -            (9,325)
    Principal borrowings under line of credit, net ...........       430,000        223,000        132,000
    Proceeds from long-term debt .............................       406,896              -              -
    Repayments of long-term debt and capital lease obligations    (1,230,542)      (306,744)      (256,620)

  Net cash provided by (used in) financing activities ........        13,389        (83,744)      (133,945)

  Net increase (decrease) in cash and cash equivalents .......        (2,417)         1,343        (16,986)
  Cash and cash equivalents, beginning of year ...............         2,517          1,174         18,160

  Cash and cash equivalents, end of year .....................   $       100          2,517          1,174

  Supplemental disclosures of cash flow information -
    cash paid during the year for:
      Interest ...............................................   $   155,254        179,680        189,407
      Income taxes ...........................................   $    77,353         13,362          1,543

Supplemental schedule of noncash financing and investing activities:
During 1995, the Company acquired office equipment for $80,300 in conjunction with a capital lease agreement.


See accompanying notes to financial statements.

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995


(1)   Summary of Significant Accounting Policies

      (a)  Description of Business

          Franklin Manufacturing Company d/b/a Franklin Electronics Company (the Company) is a manufacturer and distributor of electronic circuitry for customers located primarily in Missouri and Illinois.

      (b)  Principles of Consolidation

          The September 30, 1995 consolidated financial statements include the accounts of Franklin Manufacturing Company and its wholly-owned subsidiary, Franklin Electronics, Inc. All significant intercompany transactions have been eliminated in the consolidation.

          On April 1, 1996, Franklin Manufacturing Company merged its wholly-owned subsidiary, Franklin Electronics Company, through a statutory merger as defined by the State of Missouri. Under the provisions of the General and Business Corporations Law of Missouri, the statutory merger leaves Franklin Manufacturing Company as the sole surviving corporation doing business as Franklin Electronics Company. All of the property, rights, privileges, leases, contracts, licenses and patents, as well as all of the liabilities and obligations of Franklin Electronics Company became the property and/or obligation of Franklin Manufacturing Company. The effect of this merger is immaterial to the financial statements presented taken as a whole.

      (c)  Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      (d)  Cash and Cash Equivalents

          For financial statement presentation purposes, cash and cash equivalents include cash on hand, amounts due from banks, and all highly liquid investment instruments with an initial maturity of three months or less.

      (e)  Inventories

          Inventories consist of raw materials and are stated at the lower of cost or market. Cost is determined using the first-in, first-out
          (FIFO) method.

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995

      (f)  Property and Equipment

          Property and equipment are stated at cost. Equipment under capital leases are stated at the present value of the minimum lease payments. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. Equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

      (g)  Goodwill

          Goodwill of the purchased business is amortized on a straight-line basis over the period estimated to be benefited, which is 15 years. The Company assesses the recoverability of goodwill and other long-lived assets based upon undiscounted future operating cash flows whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Amortization expense was $5,994 for the years ended September 30, 1997, 1996, and 1995.

      (h)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

 (2)  Property and Equipment

      Property and equipment consist of the following:

                                Estimated
                               useful lives
                                 in years       1997           1996
  Office furniture and fixtures     5-7    $   166,046        124,606
  Automobiles .................       5         22,775         22,775
  Leasehold improvements ......    7-39          9,915          9,874
  Machinery and equipment .....     3-7      1,011,248      1,173,663

                                             1,209,984      1,330,918
  Less accumulated depreciation                904,594        886,542

                                           $   305,390        444,376

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995

 (3)  Line of Credit

     At September 30, 1997, the Company had a $1,250,000 line of credit available from Commerce Bank. The line of credit is due on demand, but if no demand is made, then it is due June 1998. Interest is payable monthly at the bank's prime rate (8.5% at September 30, 1997). The line is secured by accounts receivable, inventory, equipment, furniture and fixtures, and general intangibles. In addition, it is guaranteed by a stockholder of the Company. Borrowings under the line of credit are limited to certain percentages of eligible accounts receivable and inventory. At September 30, 1997, there was approxi-mately $465,000 available under the line of credit.

(4)   Long-term Debt

      Long-term debt consists of the following:

                                                                      1997        1996

  Note payable to bank, interest at 7.5%, payable
       in monthly installments of $4,234 including
       interest, due March 1999, repaid in 1997 (a) .........   $     --         194,244
  Note payable to bank, interest at prime, payable in monthly installments of $5,910 plus interest, due December
       1997, repaid in 1997 (a) .............................         --         230,485
  Notes payable to bank, interest at 1.5% over prime,
       payable in monthly installments of $10,893 plus
       interest, due March 1999, repaid in 1997 (a) .........         --         588,214
  Note payable to Eureka Holdings, interest at 1%
       over prime, payable in monthly payments of
       $11,567 including interest, due January 2000 (b) .....      289,466       377,651
  Note payable to Eureka Holdings, interest at 1%
       over prime, payable in monthly payments of
       $2,684, due January 2000 (b) .........................       67,162        87,622
  Note payable to Eureka Holdings, interest at 5.32%,
       payable in six consecutive monthly payments
       of $20,833 including interest, beginning one month
       after the payment of the other notes payable to
       Eureka Holdings but no later than January 2001 (b) ...       86,963        86,963
  Note payable to bank, interest at prime, payable in monthly payments of $9,925 plus interest, due June 2000,
       secured by substantially all assets of the Company and
       guaranteed by a stockholder of the Company ...........      314,136         --


                                                                   757,727     1,565,179

  Less current installments .................................      262,359       299,740

                                                                $  495,368     1,265,439

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995


     (a) The notes are secured by accounts receivable, inventory, equipment, and assignment of a life insurance policy upon the life of a stockholder of the Company.

     (b) The notes are secured by all assets of the Company subject to a lien by a bank; the notes are also guaranteed by a stockholder of the Company.

          The Company's loan agreements require the Company to achieve specific financial and operating requirements. At September 30, 1997, the Company was not in compliance with certain covenants; however, waivers of noncompliance have been obtained from the respective lenders.

          The aggregate maturities of long-term debt as of September 30, 1997 are as follows:

           Year ending September 30:
           1998                 $    262,359
           1999                      276,577
           2000                      218,791

                                $    757,727

(5)   Leases

     The Company is obligated under a capital lease for equipment that expires in November 1999. In addition, the Company leases certain facilities and equipment under various noncancelable operating lease agreements which expire at various dates throughout 2007.

     At September 30, 1997, the future minimum lease payments under operating leases with initial noncancelable terms in excess of one year, and future minimum capital lease payments are as follows:

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995


                                       Capital         Operating
                                       leases           leases
      Year ending September 30:
        1998                        $   21,649          260,274
        1999                            21,649          257,486
        2000                             2,899          263,514
        2002                               --           251,224
        2002                               --           244,164
      Thereafter                           --         1,130,658

                                        46,197        2,407,320

Less amounts representing interest      (5,983)

Present value of minimum lease payments 40,214

Less current installments of obligations
  under capital leases                  17,529

                                   $    22,685

     Rent expense totaled  $473,177,  $245,549,  and $137,961 in 1997, 1996, and
1995, respectively, and includes rent expense paid to a related party which is described in note 8.

At September 30, 1997 and 1996, the gross amount of equipment and related accumulated amortization recorded under the capital lease is as follows:

                                           1997        1996

      Equipment                        $  80,300          80,300
      Accumulated amortization           (57,174)        (25,696)

                                       $  23,126          54,604

     Amortization   of  assets  held  under  capital  leases  is  included  with depreciation expense.

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995

 (6)  Employee Benefits

     In 1995, the Company instituted a retirement plan under Section 401(k) of the Internal Revenue Code, covering substantially all full-time employees. Employees may contribute up to 15% of their pretax income to the retirement plan. Employer contributions to the plan are at the discretion of management. During the years ended September 30, 1997, 1996, and 1995, the Company did not contribute to the retirement plan.

 (7)  Income Taxes

      Income tax expense (benefit) consists of the following:

                                   Current        Deferred   Total


      1997:
           Federal               $  61,035       (32,837)        28,198
           State                     6,548        (2,830)         3,718

                                 $  67,583       (35,667)        31,916

      1996:
           Federal               $  34,287       (33,878)           409
           State                     6,456        (6,274)           182

                                 $  40,743       (40,152)           591

      1995:
           Federal               $   6,867       (11,284)        (4,417)
           State                     2,728        (4,691)        (1,963)

                                 $   9,595       (15,975)        (6,380)

FRANKLIN MANUFACTURING COMPANY
D/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995


     The federal corporate statutory rate is reconciled to the Company's effective income tax rate as follows:

                                               1997       1996        1995

  Federal corporate statutory rate           $23,269     (12,630)    (20,218)
  State and local taxes, net of
     federal benefit ....................      2,454         120      (1,296)
  Surtax exemption ......................    (10,987)       (519)      5,595
  Officer's life insurance ..............      6,120       6,085       4,453
  Nondeductible expenses ................     11,060       7,535       5,086

                                            $ 31,916         591      (6,380)

     The temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                               1997        1996
  Deferred tax assets:
       Allowance for doubtful accounts ..   $  2,000      2,000
       Inventory ........................     48,023     47,976
       Other assets .....................     42,291     39,739
       Accrued vacation .................      4,052      2,714
       Other accrued expenses ...........      3,967      2,242

  Total deferred tax assets .............    100,333     94,671

  Deferred tax liabilities - property and
       equipment, due to
       differences in depreciation ......     42,906     72,911

  Net deferred tax asset ................   $ 57,427     21,760

      The net deferred tax asset is classified as follows:

                                          1997          1996

  Deferred tax assets - current .....   $ 58,042      54,932
  Deferred tax liability - noncurrent       (615)    (33,172)

  Net deferred tax asset ............   $ 57,427      21,760

     Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management

FRANKLIN MANUFACTURING COMPANY
d/b/a Franklin Electronics Company

Notes to Financial Statements

September 30, 1997, 1996, and 1995

     believes it is more likely than not the Company will realize the benefits of these deductible differences.

(8)   Related Party Transactions

     During 1996, the Company began leasing equipment under month-to-month operating lease agreements from an affiliated company, Jen Tech Enterprises, L.L.C., with common ownership and management. Total lease payments made during September 30, 1997 and 1996 were $186,000 and $51,600, respectively. Accounts receivable from this affiliated company was $100,000 at September 30, 1996, which consisted of a deposit on equipment.

 (9)  Commitments and Contingencies

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position.

(10)  Business and Credit Concentrations

     During the year ended September 30, 1997, the Company had sales to three major customers of $3,380,401, $1,754,159, and $1,169,760, respectively,
     (32%, 17%, and 11% of sales, respectively). At September 30, 1997, accounts receivable from these customers were $530,693, $113,701, and $482,145, respectively.

     During the year ended September 30, 1996, the Company had sales to three major customers of $1,570,202, $958,777, and $813,287, respectively, (24%,
     14%, and 12% of sales, respectively). At September 30, 1996, accounts receivable from these customers were $379,728, $482,145, and $200,869, respectively.

     During the year ended September 30, 1995, the Company had sales to three major customers of $1,077,827, $734,898, and $575,687, respectively, (23%,
     15%, and 12% of sales, respectively).

(11)  Subsequent Events

     During December 1997, the Company elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. Under these provisions, the Company does not generally pay corporate-level income taxes on its taxable income as earnings or losses and other tax attributes are passed through to the stockholder. The election is effective for the tax years beginning after October 1, 1997.

     On April 30, 1998, all of the outstanding shares of the Company were acquired by Unique Mobility, Inc. for a net purchase price of approximately $6.25 million.

UNIQUE MOBILITY, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated balance sheet assumes that the acquisition of Franklin Manufacturing Company occurred on December 31, 1997, and includes the December 31, 1997, unaudited historical balance sheet of Unique Mobility, Inc. and Franklin Manufacturing Company adjusted for the pro forma effects of this acquisition. The following unaudited pro forma consolidated statements of operations for the year ended March 31, 1997, and the nine months ended December 31, 1997, assumes that the acquisition of Franklin Manufacturing Company had occurred on April 1, 1996 and include the historical unaudited consolidated statements of operations for Unique Mobility, Inc.
for the year  ended  March  31,  1997,  and the nine  months  ended
December 31, 1997 adjusted for the pro forma effects of the acquisition.

The unaudited pro forma consolidated statements are not necessarily indicative of the results of operations that would actually have occurred if the transaction had been consummated as of April 1, 1996 or December 31, 1997. These statements should be read in conjunction with the historical financial statements, and related notes thereto, of Unique Mobility, Inc. in its annual report on Form 10-K and Franklin Manufacturing Company financial statements included herein.

                         UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                     Unaudited Pro Forma Consolidated Balance Sheet
                                    December 31, 1997

                                                           Historical             Related
                                                                   Franklin        Asset         Franklin
                                                    Unique       Manufacturing  Acquisition    Acquisition    Pro Forma
Assets                                           Mobility, Inc.    Company       Adjustments    Adjustments  Consolidated

  Current Assets:
       Cash and cash equivalents ...........   $  3,474,700            --              --       (3,474,700)(1)       --
       Accounts receivable and other
          receivables ......................        341,306       1,823,365            --            --         2,164,671
       Cost and estimated earnings in excess
       of billings on uncompleted contract .        758,431            --              --            --           758,431
       Inventories .........................        409,879       1,164,382            --            --         1,574,261
       Prepaid expenses ....................         61,286          21,198            --            --            82,484
       Other current .......................        301,766          58,042            --          (58,042)(4)    301,766
              Total current assets .........      5,347,368       3,066,987            --       (3,532,742)     4,881,613

  Property and equipment, at cost:
       Land ................................        335,500            --              --            --           335,500
       Building ............................      1,438,090            --              --            --         1,438,090
       Molds ...............................        102,113            --              --            --           102,113
       Transportation equipment ............        301,719          41,275            --          (41,275)(2)    323,719
                                                                                                    22,000 (2)
       Machinery and equipment .............      2,377,760       1,187,707         422,250        840,750(2)   3,640,760
                                                                                                (1,187,707)(2)       --
                                                  4,555,182       1,228,982         422,250       (366,232)     5,840,182
     Less accumulated depreciation .........     (2,025,355)       (939,961)           --          939,961 (2) (2,025,355)
              Net property and equipment ...      2,529,827         289,021         422,250        573,729      3,814,827

  Investment in Taiwan joint venture .......      2,499,787            --              --            --         2,499,787
  Other investments ........................      1,000,000            --              --                       1,000,000
  Patent and trademark costs, net of
     accumulated amortization of $57,048 ...        616,407            --              --            --           616,407
  Goodwill .................................           --              --              --        5,186,769(3)   5,186,769
  Other assets .............................            850         123,268            --                 --      124,118

                                               $ 11,994,239       3,479,276         422,250      2,227,756     18,123,521

See accompanying notes to unaudited pro forma consolidated financial statements.

                         UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                Unaudited Pro Forma Consolidated Balance Sheet, Continued
                                    December 31, 1997


                                                           Historical             Related
                                                                   Franklin        Asset         Franklin
                                                    Unique       Manufacturing  Acquisition    Acquisition    Pro Forma
Liabilities and Stockholders' Equity            Mobility, Inc.    Company       Adjustments    Adjustments  ConsolidlIated

Consolidated

Current liabilities:
       Accounts payable ......................   $    143,654         992,801                                   1,136,455
       Acquisition price payable .............           --              --                        525,300 (1)    525,300
       Line-of-credit ........................           --           705,000                                     705,000
       Other current liabilities .............        657,151         227,259                         (615)(4)    883,795
       Current portion of long-term debt .....         48,419         262,359         140,750 (1)                 451,528
       Billings in excess of costs and
          estimated earnings on uncompleted
          contracts ..........................          4,590            --                                         4,590
              Total current liabilities ......        853,814       2,187,419        140,750       524,685      3,706,668
  Long-term debt, less current portion .......        689,703         747,612        281,500 (1)                1,718,815

              Total liabilities ..............      1,543,517       2,935,031         422,250      524,685      5,425,483

  Minority interest in consolidated subsidiary        393,254            --                                       393,254

  Stockholders' equity
       Common stock ..........................        142,230           5,600                       (2,737)(1)    145,093
       Additional paid-in capital ............     30,168,853         (10,000)                   2,254,453 (1) 32,413,306
       Accumulated deficit ...................    (20,067,345)        548,645                     (548,645)(1)(20,067,345)
       Notes receivable from officers ........        (56,832)           --                                       (56,832)
       Cumulative translation adjustment .....       (129,438)           --                                      (129,438)

          Total stockholders' equity .........     10,057,468         544,245                    1,703,071     12,304,784





                                                 $ 11,994,239       3,479,276         422,250    2,227,756     18,123,521

See accompanying notes to unaudited pro forma consolidated financial statements.

                         UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                Unaudited Pro Forma Consolidated Statement of Operations
                       For the Nine Months Ended December 31, 1997

                                            Historical                  Related
                                                      Franklin            Asset        Franklin
                                      Unique       Manufacturing     Acquisition    Acquisition       Pro Forma
                                   Mobility, Inc.     Company        Adjustment     Adjustments      Consolidated
Revenue:
   Contract services               $  2,333,718         --                                             2,333,718
   Product sales                        494,594      8,821,307                                         9,315,901
                                      2,828,312      8,821,307                                        11,649,619
Operating costs and expenses:
   Cost of contract services          2,197,878         --                                             2,197,878
   Cost of product sales                356,625      7,225,405          63,338 (8)     86,060 (2)      7,731,428
   Research and development             486,643         --                                               486,643
   General and administrative         1,264,920      1,426,890                        (60,750)(5)      2,181,060
                                                                                     (394,650)(7)
                                                                                      (55,350)(8)
   Depreciation and amortization
     of intangible assets                 --                                          194,504 (3)        194,504

   Royalty                               13,572         --                                                13,572
                                      4,319,638      8,652,295          63,338       (230,186)        12,805,085

      Operating earnings (loss)      (1,491,326)       169,012         (63,338)       230,186         (1,155,466)

Other income (expense):
   Interest income                      148,487             46                       (148,533)(9)          --
   Interest expense                     (58,885)      (114,971)        (26,918)(8)                      (200,774)
   Equity in loss of Taiwan
     joint venture                      (82,296)        --                                               (82,296)
   Minority interest share of earnings
     of consolidated subsidiary         (52,980)                                         -               (52,980)
   Other                                  2,019        (34,106)                                          (32,087)
                                        (43,655)      (149,031)        (26,918)      (148,533)          (368,137)

Net earnings (loss) before tax       (1,534,981)        19,981         (90,256)        81,653         (1,523,603)
   Income tax expense                      --            8,000                         (8,000)(6)          --
Net earnings (loss)                $ (1,534,981)        11,981         (90,256)        89,653         (1,523,603)


Net earnings (loss) per common
 share- basic and diluted                  (.11)                                                            (.11)

Weighted average number of shares
  of common stock outstanding        13,667,499                                                       13,953,781

See accompanying notes to unaudited pro forma consolidated financial statements.

                         UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                Unaudited Pro Forma Consolidated Statement of Operations
                            for the Year Ended March 31, 1997

                                                                 Historical                  Related
                                                                           Franklin            Asset     Franklin
                                                           Unique       Manufacturing       Acquisition  Acquisition    Pro Forma
                                                        Mobility, Inc.    Company          Adjustment    Adjustments    Consolidated

Revenue:
   Contract services                                    $  1,804,855            --                                        1,804,855
   Product sales                                             546,904       8,365,251                                      8,912,155
                                                           2,351,759       8,365,251                                     10,717,010
Operating costs and expenses:
   Costs of contract services                              1,395,510            --                                        1,395,510
   Costs of product sales                                    475,189       6,870,524           84,450(8)     114,746(2)   7,544,909
   Research and development                                1,570,622            --                                        1,570,622
   General and administrative                              1,451,302       1,015,166                         (81,000)(5)  1,785,468
                                                                                                            (526,200)(7)
                                                                                                             (73,800)(8)
   Depreciation and amortization of
     intangible assets                                          --              __                           259,338 (3)    259,338
   Royalty                                                    10,938            --                                           10,938
                                                           4,903,561       7,885,690           84,450       (306,916)    12,566,785

     Operating loss                                       (2,551,802)        479,561          (84,450)       306,916     (1,849,775)

Other income (expense):
   Interest income                                           122,170            --                          (122,170)(9)       --
   Interest expense                                         (195,722)       (242,207)         (35,891)(8)                  (473,820)
   Equity in loss of Taiwan joint venture                    (52,602)           --                                          (52,602)
   Minority interest share of earnings
     of consolidated subsidiary                              (68,537)           --                                          (68,537)
   Other                                                       7,926            (430)                                         7,496
                                                            (186,765)       (242,637)         (35,891)      (122,170)      (587,463)

     Net income (loss) before tax                         (2,738,567)        236,924         (120,341)       184,746     (2,437,238)
     Income tax expense                                        --                591             --             (591)(6)      --
     Net income (loss)                                  $ (2,738,567)        236,333         (120,341)       185,337     (2,437,238)

              Net income (loss) per common share -
                   basic and diluted                            (.24)                                                          (.21)

Weighted average number of shares
  of common stock outstanding                             11,575,969                                                     11,862,251

See accompanying notes to unaudited pro forma financial statements.

                            UNIQUE MOBILITY, INC. AND SUBSIDIARIES
                Notes to Unaudited Pro Forma Consolidated Financial Statements
                                      December 31, 1997



(A)    Basis of Presentation

The  accompanying   Unaudited  Pro  Forma  Consolidated   Balance  Sheet  as  of
December 31, 1997, includes historical balances, adjusted for the pro forma effects of the Franklin Manufacturing Company acquisition completed subsequent to December 31, 1997, and assumes that the acquisition occurred on December 31, 1997. The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1997, include the unaudited historical results of operations for Unique Mobility, Inc. and Franklin Manufacturing Company for the nine months ended December 31, 1997, adjusted for the pro forma effects of the acquisition assuming the acquisition occurred on April 1, 1996. The nine month results of Franklin Manufacturing Company were computed by adding the unaudited three month results of operations ended December 31, 1997 to the audited results of operations for the year ended September 30, 1997 and deducting the unaudited six month results of operations ended March 31, 1997.

The unaudited Pro Forma Consolidated Statement of Operations for the year ended March 31, 1997, include the audited historical results of operations for the five months ended March 31, 1997 and the unaudited historical results for the seven months ended October 31, 1996 of Unique Mobility, Inc., and the unaudited historical results of operations for the year ended March 31, 1997 of Franklin Manufacturing Company, adjusted for the pro forma effects of the acquisition assuming the acquisition occurred on April 1, 1996. The twelve month results of operations of Franklin Manufacturing Company were computed by adding the unaudited six month results of operations ended March 31, 1997 to the audited results of operations for the year ended September 30, 1996 and deducting the unaudited results of operations for the six months ended March 31, 1996.

1) The acquisition price for Franklin was $6,247,316 which consisted of $6,247,316 for the common stock of Franklin and the assumption of certain debt for the acquisition of assets from a related entity. The acquisition price for the stock consisted of the payment of $4,000,000 in cash and the issuance of 286,282 shares of the common stock of Unique Mobility, Inc. at an average closing price of $7.85 per share. The acquisition will be accounted for as a purchase. The allocation of the purchase price as of the April 30, 1998 acquisition date is as follows:

                     UNIQUE MOBILITY, INC. AND SUBSIDIARIES
    Notes to Unaudited Pro Forma Consolidated Financial Statements, Continued
                                December 31, 1997


                                                                  Related
                                                  Franklin         Asset
                                                 Acquisition     Acquisition

  Purchase price ............................   $ 6,247,316          --
  Net book value of equity acquired at
      April 30, 1998 ........................      (295,218)         --

  Excess of purchase price over net assets
      acquired ..............................   $ 5,952,098          --

  Allocation of excess of purchase price over
      net assets acquired:
       Net property and equipment ...........   $   655,182          --
       Goodwill .............................     5,296,916          --

                                                $ 5,952,098          --

     2) To record the fair value of the Franklin assets acquired, eliminate accumulated depreciation and adjust depreciation expense on property and equipment based on a five-year estimated useful life.

     3) To record the excess of acquisition cost over the fair value of net assets acquired and record amortization based on a 20-year estimated useful life.

     4) To fully reserve the deferred tax asset and adjust deferred tax liability in the recording of the purchase entries to reflect amounts unlikely to be realized or to be offset by fully reserved deferred tax assets of Unique relating to carryforward net operating losses.

     5) To eliminate non-recurring expenses associated with assets distributed to previous owner prior to acquisition.

     6) To eliminate non-recurring tax expense that would be offset by available net operating losses of Unique Mobility, Inc. which have not been recognized.

     7) To eliminate compensation expense to former officers in excess of base salary under a new Employment Agreement and reductions in employee compensation levels.

     8) To eliminate lease payments paid to related Company for equipment purchased in acquisition transaction and record interest expense and depreciation expense on acquired assets.

     9) For the purposes of this pro-forma presentation, interest income has been eliminated as it has been assumed that all available cash, from which interest income is derived, was used to fund the acquisition of Franklin. The Company, in actuality, used existing cash balances at March 31, 1998 which included proceeds from a private stock offering in March 1998 to fund this acquisition.


                                          SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Unique Mobility, Inc.
                                          Registrant



Date: June 26, 1998                            By:  /s/ Donald A. French
                                                        Donald A. French
                                                        Treasurer
                                                        (Principal Financial and
                                                        Accounting Officer)